Exhibit 10.21

Power of Attorney

This Power of Attorney is made by Wei Biao (ID Card No.:BJ4282496) on November 29, 2018 and issued to Zhejiang Mengxiang Consulting Service Co., Ltd. (the “Trustee”).

I, Wei Biao, hereby grant to the Trustee a special power of attorney, authorizing the Trustee to exercise or to delegate, as my Trustee and on my behalf, the following rights enjoyed by myself in my capacity as a director of Liandu Foreign Languages School (the “School”), including but not limited to:

(1) To attend the board meeting of the school as my proxy;

(2) To exercise voting rights on behalf of myself on all matters discussed and resolved by the board of directors of the School (including but not limited to appointment and dismissal of the principal; amendment to the articles of association of the School and amendment to the rules and regulations of the School; formulation of operation strategy, investment plan and development plan of the School, approval of annual work plan of the School; raising of school-running funds, examination and verification of budget and final accounts of the School; determination of the fixed quotas and salary standards for the staff of the School; decision on the division, merger, termination of the School, change in the sponsor and other matters of the School; appointment and appointment of the members of the liquidation team of the Target School and/or their proxies, approval of the liquidation plan and liquidation reports, etc.);

(3) To propose to convene a board meeting of the School;

(4) To execute board meeting minutes, board meeting resolutions or other legal documents which, as a director of the School, have the right to execute;

(5) To instruct the legal representative, financial, business, administrative chiefs, etc. of the school to act in accordance with the Trustee’s intentions;

(6) To exercise other directors’ rights and voting rights under the articles of association of the School (including any other director’s voting rights as stipulated in the amended articles of association);

(7) To complete legal procedures such as the registration, examination and approval and license of the School with the education authority, civil affairs authority or other competent governmental authorities; and

(8) Any other rights of the directors as pursuant to the applicable PRC laws, regulations and the School’s articles of association (and its amendments from time to time).

The Trustee shall have the right to designate, and delegate such authority granted to Trustee, to the Trustee’s directors or individuals designated by him/her.

If the Trustee’s civil rights are inherited or succeeded by the Successor or the liquidator due to division, merger, liquidation and other reasons of the Trustee, the successor or the liquidator shall have the right to exercise all the above rights in place of the Trustee.

I irrevocably agree that the authorizations and delegations set out herein shall not be held to be invalid, voidable, impaired or otherwise adversely affected by my incapacity, limited capacity, death or other similar events, provided that with the written consent and/or confirmation of the Trustee I shall no longer serve as a director of the School.

This Power of Attorney is a part of the Proxy Agreement for School’s Sponsors and Directors, and matters not mentioned herein, including but not limited to, the applicable laws, the dispute resolution, the validity term, and the definitions and interpretations, are governed by the relevant provisions of the Proxy Agreement for School’s Sponsors and Directors.

Hereby authorize.

Entrustor (Signature /Seal):

November 29, 2018

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